UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

IMAGEWARE SYSTEMS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

13500 Evening Creek Drive N., Suite 550 San Diego, California 92128
(Address of principal executive offices)

(858) 673-8600
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Explanatory Note

As previously reported in a Current Report on Form 8-K, filed on May 6, 2019 (the “Form 8-K”), on May 1, 2019, ImageWare Systems, Inc. (the “Company”) accepted subscription forms from certain institutional investors (the “Investors”) to purchase a total of 5,954,545 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $1.10 per share, for gross proceeds of approximately $6.55 million (the “Public Offering”).

This Amendment No. 1 to Form 8-K (the “Amendment”) is being filed solely to supplement the exhibits to the Form 8-K with a copy of the opinion of Disclosure Law Group, a Professional Corporation, relating to the validity of the shares of Common Stock issued in the Offering. A copy of the opinion is filed as Exhibit 5.1 hereto. Except as expressly described herein, this Amendment does not change any of the disclosure contained in the Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
5.1	Opinion of Disclosure Law Group, a Professional Corporation
23.1	Consent of Disclosure Law Group, a Professional Corporation (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: May 9, 2019	By:	/s/ Wayne Wetherell
Wayne Wetherell
Chief Financial Officer